Exhibit 10.1


                             MTM TECHNOLOGIES, INC.

                     AMENDMENT NO.1 TO EMPLOYMENT AGREEMENT

     This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this "Amendment") is made this 3rd day of January, 2005 by and between MTM Technologies, Inc., a New York corporation (the "Company"), and Francis J. Alfano (the "Executive").

     WHEREAS, the parties entered into an Employment Agreement, dated May 21, 2004 (the "Agreement"), whereby the Company employed the Executive as the Chief Executive Officer of the Company on the terms and conditions set forth therein;

     WHEREAS, the parties desire to amend the Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     Section 3(a) of the Agreement shall be replaced in its entirety with the following:

   3.  Compensation; Benefits and Expenses.

   (a) Salary. Subject to this Section 3(a), during the Employment Period, the Company shall pay to the Executive, as compensation for the performance of his duties and obligations under this Agreement, a base salary at the rate of $350,000 per annum, payable in arrears not less frequently than monthly in accordance with the normal payroll practices of the Company. The Executive's base salary shall be subject to review each year for possible increase by the Board in its sole discretion, but in no event shall such base salary be decreased from its then existing level during the Employment Period.

     Except as amended by this Amendment, the Agreement remains in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of January 3, 2005.

                                                 MTM TECHNOLOGIES, INC.

/s/ Francis J. Alfano                            /s/ John F. Kohler
________________________                         _____________________________
Francis J. Alfano                                John F. Kohler
                                                 SVP & General Counsel